EXHIBIT 10.4
                                                                    ------------

                            FIRST AMENDMENT TO LEASE

         THIS FIRST AMENDMENT TO LEASE (this "AMENDMENT") is made and entered into as of January 16, 2001, by and between STARWOOD URBAN RETAIL I, LLC, a Delaware limited liability company("LANDLORD"), and INTERACTIVE APPLICATIONS GROUP, INC., a Delaware corporation ("TENANT").

                                   WITNESSETH:

         WHEREAS, Landlord and Tenant entered into that certain Agreement of Lease dated August 20, 1999 (the "LEASE"), for approximately six thousand three hundred thirty-six (6,336) square feet of rentable area, commonly known as Suite 250, having an address of 2639 Connecticut Avenue, N.W., Washington, D.C. (the "INITIAL PREMISES") located on the second (2nd) floor of that certain office building located at 2631-2641 Connecticut Avenue, N.W., Washington, D.C. (the "BUILDING");

         WHEREAS, Tenant desires to lease from Landlord certain additional office space located on the lower level of the Building; and

         WHEREAS, Landlord and Tenant desire to expand the rentable area of the Initial Premises to incorporate such additional office space and make certain other modifications to the Lease in connection therewith, upon the terms and conditions and as more particularly set forth hereinbelow.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth hereinbelow and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, Landlord and Tenant, intending legally to be bound, hereby agree as follows:

         1. Expansion Space.

         (a) Tenant does hereby lease from Landlord that certain area deemed to be three thousand forty-seven (3,047) square feet of rentable area located on the lower level of the Building, known as Suite 113, having an address of 2639 Connecticut Avenue, N.W., Washington, D.C. (the "LOWER LEVEL EXPANSION SPACE"). The Lower Level Expansion Space is more particularly described on Exhibit A attached hereto.

         (b) Notwithstanding anything in Paragraph (b) of the Summary of Basic Lease Provisions or otherwise in the Lease to the contrary, effective as of the Lower Level Expansion Space Commencement Date (as hereinafter defined), (i) the term "Premises" as used in the Lease and herein shall be deemed to mean approximately nine thousand three hundred eighty-three (9,383) square feet of rentable area located on the second floor and lower level of the Building, and
(ii) the Lower Level Expansion Space shall be subject to all of the terms and conditions of the Lease for the remainder of the Lease Term (as defined in the Lease), except as otherwise expressly provided herein.

         (c) The Lease Term with respect to the Lower Level Expansion Space shall commence on the earlier of the date on which (a) the work and materials to be provided by Landlord pursuant to Exhibit C attached hereto and hereby made a part hereof are substantially complete as determined pursuant to Exhibit C, and Landlord delivers the Lower Level Expansion Space to Tenant (but in no event earlier than February 1, 2001), or (b) Tenant commences beneficial use of the Lower Level Expansion Space (but in no event earlier than February 1, 2001) (the "LOWER LEVEL EXPANSION SPACE COMMENCEMENT DATE"), and shall be coterminous with the Lease Term for the Initial Premises, as such Lease Term may be extended or earlier terminated in accordance with the terms of the Lease (as modified hereby). Tenant shall be deemed to have commenced beneficial use of the Lower Level Expansion Space when Tenant begins to move furniture, furnishings, inventory, equipment or trade fixtures into the Lower Level Expansion Space. Notwithstanding the foregoing, Tenant shall not have any right to commence beneficial use of the Lower Level Expansion Space unless the same is vacant and delivered to Tenant by Landlord and during any period Tenant is in breach of any of its obligations under the Lease (as amended hereby). The period commencing on the Lower Level Expansion Space Commencement Date and ending on the last day of the twelfth (12th) full calendar month thereafter, shall constitute the first "LOWER LEVEL LEASE YEAR." Each successive twelve month period during the Lease Term, commencing on the annual anniversary of the Lower Level Expansion Space Commencement Date (or if the Lower Level Expansion Space Commencement Date is not the first day of a calendar month, the annual anniversary of the first full calendar month following the Lower Level Expansion Space Commencement Date) shall constitute a "Lower Level Lease Year" for purposes of the Lease. Promptly after the Lower Level Expansion Space Commencement Date is ascertained, Landlord shall provide and Tenant shall execute a certificate confirming the Lower Level Expansion Space Commencement Date in the form attached hereto as Exhibit B. Landlord shall obtain a certificate of occupancy for the Lower Level Expansion Space.

         (d) It is presently anticipated that the Lower Level Expansion Space will be delivered to Tenant on or about September 1, 2001 (the "LOWER LEVEL EXPANSION SPACE ANTICIPATED DELIVERY DATE") in its then as is condition; provided, however, that if Landlord does not deliver possession of the Lower Level Expansion Space on or prior to such date, Landlord shall not have any liability whatsoever, and this Amendment shall not be rendered void or voidable, as a result thereof. Tenant acknowledges that the Lower Level Expansion Space is currently leased to and occupied by another tenant of the Building pursuant to a lease with Landlord (the "EXISTING LEASE") the term of which Existing Lease is scheduled to expire on May 31, 2001. Landlord is currently investigating the possibility of terminating the Existing Lease prior to the scheduled expiration thereof. Accordingly, notwithstanding anything in this Amendment to the contrary, the occurrence of the Lower Level Expansion Space Commencement Date will be conditioned upon the expiration or earlier termination (upon terms satisfactory to Landlord in its sole and absolute determination) of the Existing Lease and the complete vacancy of the Lower Level Expansion Space by all occupants. Notwithstanding the Lower Level Expansion Space Anticipated Delivery Date, in the event the current occupant of the Lower Level Expansion Space vacates such space and delivers it to Landlord prior to the scheduled expiration of the Existing Lease, Landlord shall exercise commercially reasonable efforts to deliver the Lower Level Expansion Space to Tenant prior to the Lower Level Expansion Space Anticipated Delivery Date.

         (e) Provided no default by Tenant has occurred under the Lease, Tenant and its contractors shall be allowed access to the Lower Level Expansion Space during the Early Access Period (as hereinafter defined) in order to install Tenant's furniture, furnishings and equipment into the Lower Level Expansion Space (but in no event to commence business operations therein), subject to the terms and conditions of this paragraph, all other applicable provisions of the Lease (including, without limitation, Article 8), and Landlord's reasonable rules and regulations. The "EARLY ACCESS PERIOD" shall commence on the fourteenth (14th) day prior to Landlord's estimated date of substantial completion of the work and materials to be provided by Landlord pursuant to Exhibit C and continue through the day before the date of substantial completion. At Tenant's request from time to time, Landlord shall endeavor to inform Tenant of Landlord's good faith determination of Landlord's non-binding estimate of the date of substantial completion of such work. At least three (3) business days prior to any such early access, Tenant shall deliver to Landlord written evidence in a form satisfactory to Landlord specifying that Tenant is then carrying all insurance required by Article 11 of the Lease to be carried by Tenant and written evidence of the insurance carried by any such contractor (which insurance must be approved in writing by Landlord prior to any such contractor entering the Lower Level Expansion Space). Landlord shall not be responsible for, nor shall the Lower Level Expansion Space Commencement Date be delayed as a result of, any delay caused by or related to Tenant's activities during the Early Access Period. Any and all activity by Tennant, its emp1oyees, agents, contractor's or other invitees (individually, an "INVITEE" and collectively, "INVITEES") in the Lower Level Expansion Space prior to the Lower Expansion Space Commencement Date shall be coordinated with Landlord and its general contractor to ensure that such activities in the Lower Level Expansion Space do not interfere with the work being performed by Landlord and its contractors. If Landlord determines that Tenant or any Invitee is interfering with Landlord's work in the Lower Level Expansion Space, then Landlord shall have the right to require the offending party to leave the Lower Level Expansion Space, and, in any such event, Tenant shall have no right to assert that the Lower Level Expansion Space Commencement Date or Tenant's other obligations under the Lease, as amended hereby, are affected thereby. Notwithstanding anything in the Lease to the contrary, all of the provisions of the Lease (including, without limitation, all insurance and indemnity provisions) shall apply during the Early Access Period, except that during such period Tenant shall not be obligated to pay Basic Rent or increases in Operating' Costs and Real Estate Taxes and Landlord shall not be obligated to provide any service or other item. Tenant shall indemnify and hold Landlord harmless from and against any and all losses, damages, liabilities, actions, claims, costs and expenses, including court costs and reasonable attorneys' fees, to the extent arising out of or relating to Tenant's and any Invitee's entry, or installation or movement of equipment or other property, into the Lower Level Expansion Space.

         (f) Notwithstanding anything to the contrary contained herein, if Landlord does not deliver the Lower Level Expansion Space to Tenant in the condition required herein on or before December 31, 2001 (as such date may be extended as hereinbelow described, the "OUTSIDE DATE"), then Tenant shall have the option to notify Landlord of Tenant's intent to cancel the Lease solely with respect to the Lower Level Expansion Space by written notice delivered to Landlord. If Tenant provides such notice, then Landlord shall have fifteen (15) days from receipt thereof to so deliver to Tenant the Lower Level Expansion Space. If Landlord fails to so deliver the Lower Level Expansion Space pursuant to the terms hereof within such fifteen (15) day period, then the Lease solely with respect to the Lower Level Expansion Space shall be deemed terminated and the parties hereto shall have no further liability to each other with respect to the Lower Level Expansion Space. In the event of any delay in Landlord's delivery of the Lower Level Expansion Space (a) because of any acts or omissions of Tenant, including without limitation, any entry into the Lower Level Expansion Space during the Early Access Period, and/or (b) because of any delay due to fire, act of God, governmental act or failure to act, strike, labor dispute, inability to procure materials, or any other cause beyond Landlord's reasonable control (whether similar or dissimilar to the foregoing events), then Tenant's option to cancel the Lease with respect to the Lower Level Expansion Space shall be postponed for the period of such delay and the Outside Date (or cure period, as applicable) shall be automatically extended for a period equal to the period of such delay. In addition, if this Amendment has not been executed by Tenant and delivered to Landlord in form satisfactory to Landlord by January 15, 2001, Tenant's option to cancel the Lease with respect to the Lower Level Expansion Space shall be postponed and the Outside Date automatically extended by the number of days after January 15, 2001, until this Amendment is executed by Tenant and delivered to Landlord in form satisfactory to Landlord.

         2. Annual Basic Rent.

                  (a) Notwithstanding anything to the contrary contained in
Section 3.01 of the Lease, from and after the Lower Level Expansion Space Commencement Date, in addition to Annual Basic Rent payable for the Initial Premises, Tenant shall pay in equal monthly installments the following amounts as Annual Basic Rent for the Lower Level Expansion Space for the corresponding Lower Level Lease Year, which amounts are based on the amounts set forth below per square foot of agreed upon rentable area in the Lower Level Expansion Space:

Lower Level                                                     Basic Rent Per
Lease Year       Annual Basic Rent      Monthly Basic Rent        Square Foot
-----------      -----------------      ------------------      --------------
1                   $58,655.00             $4,887.90                 $19.25
2                   $60,422.00             $5,035.17                 $19.83
3                   $62,250.00             $5,187.52                 $20.43
4                   $64,109.00             $5,342.41                 $21.04
5                   $66,028.00             $5,502.37                 $21.67


         (b) Each monthly installment of Annual Basic Rent payable for the Lower Level Expansion Space shall be payable in advance on or before the first day of each calendar month and otherwise in accordance with the terms and conditions contained in Section 3.02 of the Lease. Concurrently with the execution of this Amendment, Tenant shall pay to Landlord a sum equal to Four Thousand Eight Hundred Eighty-Seven and 90/100ths Dollars (4,887.90), which amount shall be applied against the first (1s) monthly installment of Annual Basic Rent payable for the Lower Level Expansion Space. Notwithstanding anything to the contrary contained in the Lease, no abatement or other concession whatsoever shall apply with respect to the annual Basic Rent payable for the Lower Level Expansion Space. If the Lower Level Expansion Space Commencement

Date is not the first day of a calendar month, then the Annual Basic Rent payable for the Lower Level Expansion Space for the period commencing on the Lower Level Expansion Space Commencement Date and expiring on the last day of the ten-current calendar month shall be prorated on a per diem basis at the rate of one-thirtieth (1/30) of the monthly installment of the Annual Basic Rent payable for the Lower Level Expansion Space during such first twelve (12) month period, and Tenant shall pay such prorated installment in advance on the Lower Level Expansion Space Commencement Date.

         (c) It is expressly understood and agreed that the Annual Basic Rent payable for the Lower Level Expansion Space shall be net of all electric service to the Lower Level Expansion Space, it being understood and agreed that Tenant shall be responsible for all costs thereof, in accordance with the terms of Paragraph 11 herein.

         3. Additional Rent. Notwithstanding anything to the contrary contained in the Lease, in addition to Tenant's responsibility to pay Tenant's pro-rata share of (a) Excess Real Estate Taxes (as defined in the Lease) over the Real Estate Taxes paid during the Base Year pursuant to Section 3.03(c) of the Lease, and (b) Excess Operating Costs (as defined in the Lease) over the Operating Costs paid during the Base Year pursuant to Section 3.03(a) of the Lease, commencing on the first anniversary of the Lower Level Expansion Space Commencement Date, and continuing thereafter throughout the Lease Term, Tenant shall pay to Landlord as additional rent and otherwise in accordance with the terms and conditions contained in Section 3.03 of the Lease, Tenant's pro rata share with respect to the Lower Level Expansion Space of all (i) increases in Real Estate Taxes to the extent the same exceed the Real Estate Taxes for the 2001 calendar year (the "LOWER LEVEL BASE YEAR"), which for purposes of the Lease, shall be deemed to be included within the term "Excess Real Estate Taxes," and (b) increases in Operating Costs to the extent the same exceed the Operating Costs for the Lower Level Base Year, which for purposes of the Lease, shall be deemed to be included within the term "Excess Operating Costs." For purposes hereof, Tenant's pro rata share with respect to the Lower Level Expansion Space (the "EXPANSION PRO RATA SHARE") shall be eight and ninety-three hundredths of one percent (8.93%) of all such Real Estate Taxes and Operating Costs incurred in excess of those incurred for the Lower Level Base Year.. Effective as of the Lower Level Expansion Space Commencement Date, Section 3.03
(b)(vii) of the Lease shall be amended to insert the words, "except to the extent paid directly by Tenant for the Lower Level Expansion Space," following the words, "utility charges and other costs of lighting, heating and cooling the Project."

         4. Alterations and Tenant Improvements.

                  (a) The original improvements to the Lower Level Expansion Space (except as set forth below) shall be accomplished by Landlord or its designated contractor(s) or subcontractor(s) in accordance with Exhibit C attached to this Amendment and made a part hereof. Notwithstanding anything to the contrary contained in the Lease, Landlord is under no obligation to make any structural or other alterations, decorations, additions, improvements or other changes in or to the Lower Level Expansion Space, or the Initial Premises or the Project in connection with this Amendment except as otherwise expressly provided in this Amendment. Following Landlord's delivery of the Lower Level Expansion Space to Tenant, Tenant shall install in the Lower Level Expansion Space, in accordance with Section 8.01 of the Lease, (i) all connections for telephone systems and required outlets and computer wires and systems, including all conduit, equipment boards and wiring, and (ii) new offce trade fxtures, including all electrical connections.

         5. Security Deposit. Simultaneously with the execution of this Amendment, Tenant shall deposit with Landlord the sum of Four Thousand Eight Hundred Eighty-Seven and 90/100ths Dollars ($4,887.90) to be added to the security deposit held by Landlord in accordance with the terms of Section 3.06 of the Lease.

         6. Option. From and after the date hereof, Tenant's right to renew the Lease Term and the terms and conditions thereof, as more particularly set forth in Section 2.03 of the Lease, shall be deemed to apply to the entire Premises (i.e., the Lower Level Expansion Space as well as to the initial Premises); provided, however, that Tenant shall not be required to exercise the right of renewal for the entirety of the Premises and may exercise the renewal right solely with respect to either the Initial Premises or the Lower Level Expansion Space. Notwithstanding anything to the contrary contained in Section 2.03 of the Lease, Tenant shall remain responsible for the separate and direct payment for the electricity provided to the Lower Level Expansion Space during any renewal term applicable thereto.

         7. Signage. Landlord, at its expense, will provide Tenant with one (1) additional listing in the directory located in the lobby of the Building, which such listing shall set forth Tenant's name and the Lower Level Expansion Space suite number. Tenant shall install, in accordance with Section 8.01 of the Lease and at Tenant's sole cost and expense (except to the extent permitted to be paid from the Lower Level Allowance pursuant to the terms of Paragraph 2 of Exhibit C attached hereto), one (1) suite entry sign for the Lower Level Expansion Space, the design, size, style, location, colors, manner of installation and all other aspects of which such sign shall be subject to Landlord's prior written approval in its reasonable discretion.

         8. [Intentionally Omitted.]

         9. Parking. Nothing contained in this Amendment (i) shall affect Tenant's existing parking rights, as more particularly set forth in Section 7.02 of the Lease or (ii) shall prevent Tenant from contracting directly with the Parking Operator (as defined in the Lease) for any additional parking permits Tenant desires to purchase from the Parking Operator for the Parking Area (as defined in the Lease).

         10. Brokers. Landlord and Tenant each warrants to the other that in connection with this Amendment it has not employed or dealt with any broker, agent or finder, other than Insignia/ESG, Inc. and West, Lane & Schlager Realty Advisors, Inc. (collectively, the "Brokers"). Landlord acknowledges that Landlord shall pay any commission or fee due to the Brokers pursuant to separate written agreements entered into between Landlord and West, Lane & Schrager. Tenant shall indemnify and hold Landlord harmless from and against any claim for brokerage or other commissions asserted by any broker, agent or finder employed by Tenant or with whom Tenant has dealt, other than the Brokers.

         11. Services and Utilities. Notwithstanding anything to the contrary contained in Section 6.01 (d) of the Lease, Landlord will not provide electricity services to the Lower Level Expansion Space. The provisions of
Section 6.01(d) of the Lease shall only apply to the Initial Premises. Tenant shall arrange with the appropriate utility company for the provision of electricity service to the Lower Level Expansion Space from and after the Lower Level Expansion Space Commencement Date. Tenant shall pay to the appropriate electric utility company all charges for such electricity to the Lower Level Expansion Space as and when such charges become due and payable.

         12. Notices. Notwithstanding anything to the contrary contained in the Lease, the address to which notices shall be delivered to Landlord is as follows: c/o Starwood Urban Investments, LLC, 132019d Street, N.W., Suite 800, Washington, D.C. 20036, Attn: Constance Collins Davis, Esq.

         13. Lender Approval. This Amendment is contingent upon the lender that currently holds the first lien which encumbers the Building approving this Amendment. Landlord shall endeavor to obtain prompt lender approval of this Amendment within seven (7) days following Landlord's receipt of an executed original of this Amendment from Tenant. In the event that such lender does not approve this Amendment within thirty (30) days following Landlord's receipt of an executed original of this Amendment, Landlord and Tenant shall each have the right to terminate this Amendment by delivering written notice thereof to the other party hereto within five (5) business days following the expiration of the aforementioned thirty (30) day period.

         14. Ratification. Except as otherwise expressly modified by the terms of this Amendment, the Lease shall remain unchanged and continue in full force and effect. All terms, covenants and conditions of the Lease not expressly modified herein are hereby confirmed and ratified and remain in full force and effect, and, as further amended hereby, constitute valid and binding obligations of Tenant enforceable according to the terms thereof.

         15. Authority. Tenant and each of the persons executing this Amendment on behalf of Tenant hereby covenants and warrants that Tenant is a duly organized partnership, validly existing and in good standing under the laws of the State of Delaware, that Tenant has full right and authority to enter into this Amendment, and that the person signing on behalf of Tenant is authorized to do so on behalf of Tenant.

         16. Binding Effect. All of the covenants contained in this Amendment, including, but not limited to, all covenants of the Lease as modified hereby, shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives and permitted successors and assigns.

         17. Effectiveness. The submission of this Amendment shall not constitute an ofer, and this Amendment shall not be effective and binding unless and until fully executed and delivered by each of the parties hereto.

         18. Counterparts. This Amendment maybe, executed in multiple counterparts, each of which shall be an original, but all of which shall constitute one and the same Amendment.

         19. Recitals. The foregoing recitals are intended to be a material part of this Amendment and are incorporated herein by this reference.

         20. Defined Terms. Unless otherwise provided herein, all terms used in this Amendment that are defined in the Lease shall have the meanings provided in the Lease.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment effective as of the date first above written.

WITNESS/ATTEST:           LANDLORD:


                          STARWOOD URBAN RETAIL I, LLC, a
                          Delaware limited liability company


                          By: STARWOOD URBAN I, LLC, its
                              Managing Member

                              By: STARWOOD URBAN LLC, its sole member

                                  By: WENNETT/URBAN RETAIL
                                      L.L.C., its operating member

                                      By: /S/ CONSTANCE COLLINS DAVIS [SEAL]
                                             ----------------------------------

                                             Robert S. Wennett or Constance
                                             Collins Davis, Authorized Signatory

WITNESS/ATTEST:           TENANT:


                          INTERACTIVE APPLICATIONS GROUP, INC.,
                          A Delaware corporation

/S/ WITNESS               By:/S/ MILES FAWCETT [SEAL]
---------------           ----------------------------------


                          Name: MILES FAWCETT

                          Title: PRESIDENT

                                    Exhibit A

                                  [Floor Plan]

                                    EXHIBIT B

       CERTIFICATE AFFIRMING LOWER LEVEL EXPANSION SPACE COMMENCEMENT DATE

         This Certificate is being provided pursuant to that certain First Amendment to Lease dated as of January____ 2001 (the "FIRST AMENDMENT"), by and between STARWOOD URBAN RETAIL I, LLC, a Delaware limited liability company ("LANDLORD"), and INTERACTIVE APPLICATIONS GROUP, INC., a Delaware corporation ("TENANT"). The parties to the First Amendment desire to confirm the following:

         1. The Lower Level Expansion Space Commencement Date is__________,
2001.

         Attached to this Certificate is evidence of payment of premiums for all insurance required pursuant to the Lease.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Certificate under seal on ______________________, 2001.

WITNESS/ATTEST:                     LANDLORD:


                                    STARWOOD URBAN RETAIL I, LLC

                                    By: STARWOOD URBAN I, LLC, its
                                        Managing Member

                                        By: STARWOOD URBAN LLC, its sole member

                                            By: WENNETT/URBAN RETAIL

                                                L.L.C., its operating member

                                                By: ________________[SEAL]

                                                    Robert S. Wennett or
                                                    Constance Collins Davis,
                                                    Authorized Signatory

WITNESS/ATTEST:                     TENANT:

                                    INTERACTIVE APPICATIONS GROUP, INC



/S/ WITNESS                         By: /S/ MILES FAWCETT
-----------------                       -----------------------

                                        Name: MILES FAWCETT
                                        Title: PRESIDENT

                                    EXHIBIT C

                                 WORK AGREEMENT

         This Exhibit is attached to and made a part of that certain First Amendment to Lease (the "AMENDMENT") dated as of January___, 2001, by and between STARWOOD URBAN RETAIL I, LLC ("LANDLORD") and INTERACTIVE APPLICATIONS GROUP, INC. ("TENANT"). Terms used but not defined in this Exhibit shall have the meaning ascribed to them in the Lease, as amended hereby.

         1. Tenant's Authorized Representative. Tenant designates Miles A. Fawcett ____________________("TENANT'S AUTHORIZED REPRESENTATIVE") as the person authorized to initial all plans, drawings, change orders and approvals pursuant to this Exhibit. Landlord shall not be obligated to respond to or act upon any such item until such item has been initialed by Tenant's Authorized Representative.

         2. Lower Level Tenant Improvements. Landlord or its designated contractor shall install in the Lower Level Expansion Space those initial improvements specified in Schedule C-1 attached hereto (the "LOWER LEVEL TENANT IMPROVEMENTS"). Landlord shall not be obligated to provide any improvements, and the Lower Level Expansion Space shall be delivered containing no property of any kind, other than the Lower Level Tenant Improvements. Tenant shall pay all costs and expenses (including a fee for Landlord's construction management services in an amount equal to 5% of the "hard costs" of the work performed by Landlord in connection with the Lower Level Tenant improvements, and the cost of any services provided by Landlord's architect or engineer) incurred in connection with the Lower Level Tenant Improvements to the extent such costs and expenses exceed an allowance (the "LOWER LEVEL ALLOWANCE") equal to Sixty-Eight Thousand Five Hundred Fifty-Seven and 50/100ths Dollars ($68,557.50) product of (a) Twenty-Two and 50/100ths Dollars ($22.50), multiplied by (b) the of square feet of rentable area in the Lower Level Expansion Space). The Lower Level Allowance may be applied against all costs incurred in connection with the design, permitting and construction of the Lower Level Tenant Improvements, any modification of the HVAC system required as a result of Tenant's design of the Lower Level Tenant Improvements in the Lower Level Expansion Space (as approved by Landlord), connections, cabling and wiring for Tenant's telecommunications equipment and trade fixtures, and the cost of construction of the suite entry sign for the Lower Level Expansion Space (up to a maximum of One Thousand Dollars ($1,000) (the "SIGNAGE ALLOWANCE"); provided, however, that the maximum amount which may be applied toward all soft costs (such as moving expenses, furniture and trade fixture costs, Tenant's signage, and the costs of the installation of connections, cabling and wiring for Tenant's telecommunications equipment), shall not exceed Fifteen Thousand Two Hundred Thirty-Five Dollars ($15,235.00) (the product of (i) Five Dollars ($5.00), multiplied by (ii) the number of rentable square feet in the Lower Level Expansion Space). Tenant shall not receive any credit, cash or otherwise, for any unused portion of the Lower Level Allowance. Tenant shall pay one hundred percent (100%) of Landlord's reasonable estimate of those costs and expenses (if any) which exceed the Lower Level Allowance on or before the later to occur of (I) the date of Tenant's execution of the Amendment, or
(II) the tenth (10th) day after the date Landlord gives Tenant notice of Landlord's estimate of such expenses. Tenant shall pay for all such costs and expenses (minus any estimated payments made as aforesaid) when the Lower Level Tenant Improvements are substantially complete and Tenant receives a bill therefor. Tenant shall pay such bill, if any, no later than the earlier of the Lower Level Expansion Space Commencement Date or ten (10) days after Tenant's receipt thereof, provided, however, that Tenant shall not be permitted to take possession of the Lower Level Expansion Space until Landlord has received Tenant's payment in full of such bill. If such estimated excess expenses paid to Landlord by Tenant exceed the actual excess expenses attributable to the Lower Level Tenant Improvements, the amount of such excess shall be credited against the first installment(s) of rent payable under the Amendment. All amounts payable pursuant to this Exhibit by Tenant shall be considered additional rent and are subject to the provisions of the Lease.

3. Schedule.

         (a) If any plans and drawings are prepared by Landlord's architect or engineer, such plans and drawings will be prepared on Tenant's behalf and Tenant shall be solely responsible for the compliance of all plans and drawings with all Requirements (as defined in the Lease). Certain plans and specifications for the Project (as defined in the Lease) are available for Tenant's inspection at Landlord's offices. Otherwise, all plans shall be prepared by a licensed architect and engineer approved by Landlord, shall be in a form sufficient to secure the approval of government authorities with jurisdiction over the approval thereof, and shall be otherwise satisfactory to Landlord.

         (b) Tenant shall prepare and submit to Landlord a final space plan and all specifications, details, finishes (including, paint and carpet selections), elevations and sections, all as approved by Tenant and Landlord ("TENANT'S SPACE PLAN") on or before February 15, 2001. Tenant's Space Plan shall indicate partition layout, door location, special equipment types, floor load requirements exceeding fifty (50) pounds per square foot live load, telephone and electrical outlet locations, and the seating capacity of all conference rooms, if any.

         (c) Tenant shall prepare and submit to Landlord final architectural working drawings approved by Tenant and Landlord on or before March 16, 2001. Such architectural working drawings shall include: master legend, construction plan, reflected ceiling plan, telephone and electrical outlet layout, finish plan and all architectural details, elevations and specifications necessary to construct the Lower Level Expansion Space. To the extent necessary, promptly after submission of the final architectural working drawings, engineering working drawings, Landlord shall prepare and provide to Tenant an estimation of the cost of providing the Lower Level Tenant Improvements.

         (d) The deadlines specified in this Paragraph shall apply whether plans and drawings are prepared by Landlord's architect or engineer or an architect or engineer selected by Tenant. All deadlines must be met in order to allow Landlord sufficient time to review plans and drawings, discuss with Tenant any changes thereto which Landlord believes to be necessary or desirable, and complete substantially the Lower Level Expansion Space within the time fame provided in Paragraph 1 (d) of the Amendment. The parties intend for each such deadline to be the applicable deadline, even if any such deadline is before the date the Amendment is executed. Tenant acknowledges that time is of the essence in proceeding with the design and construction of the Lower Level Expansion Space and Tenant agrees to review and finally approve each and every submission from Landlord regarding the Lower Level Expansion Space and to provide Landlord with all materials or information requested by Landlord within five (5) business days after Tenant's receipt of any submission or request.

         4. Approval. All plans and drawings (and changes thereto) shall be subject to Landlord's written approval, which approval may be granted or withheld in Landlord's sole and absolute discretion. Such approval shall not constitute either (a) approval of any delay caused by Tenant or a waiver of any right or remedy that may arise as a result of such delay, or (b) Landlord's representation that such approved plans, drawings or changes comply with all applicable laws.

         5. Change Orders. If Tenant requests any change or addition to the work or materials to be provided by Landlord pursuant to this Exhibit after Tenant's approval of the final space plan, then Landlord shall not be obligated to perform such change or addition unless Landlord approves in writing the same, which approval shall not be unreasonably withheld, conditioned or delayed. Subject to the application of the Lower Level Allowance, all additional expenses attributable to any change order requested by Tenant and approved by Landlord shall be payable by Tenant prior to the performance of the work contemplated by such change order. If Landlord submits an estimate of the additional expenses attributable to a change order, then Tenant shall pay such estimated additional expenses prior to the performance of the work contemplated by such change order, subject to the application of the Lower Level Allowance. If the actual additional expenses attributable to such change order exceed such estimated additional expenses, then Tenant shall pay the amount of such excess no later than the earlier of the Lower Level Expansion Space Commencement Date or ten
(10) days after Tenant's receipt of a bill therefor, subject to the application of the Lower Level Allowance. If such estimated additional expenses exceed the actual additional expenses attributable to such change order, then the amount of such excess shall be credited against the first installment(s) of rent

         6. Substantial Completion.

         (a) Except as provided in Paragraph 6(b) below, the Lower Level Expansion Space shall be deemed to have been substantially complete when the work and materials to be provided by Landlord pursuant to this Exhibit (except for items of work and adjustment of equipment and fixtures that can be completed after the Lower Level Expansion Space is. occupied without causing substantial interference with Tenant's use of the Lower Level Expansion Space (i.e., the "punch list" items)) have been completed, as reasonably determined by Landlord, and a certificate of occupancy for the Lower Level Expansion Space has been issued by the District of Columbia.

         (b) If Landlord shall be delayed in completing the work and materials to be provided pursuant to this Exhibit as a result of (1) Tenant's failure to comply with any of the deadlines specified in this Exhibit or with any of the other requirements of this Exhibit or the Lease, (2) Tenant's request for modifications to plans or working drawings subsequent to the date such plans or working drawings are approved by Landlord, (3) Tenant's failure to pay when due any amount required pursuant to this Exhibit, (4) Tenant's request for long lead time materials, finishes or installations, or (5) the performance of any work, or the entry into the Lower Level Expansion Space, by Tenant or any person or firm employed or retained by Tenant, then for purposes of determining the Lower Level Expansion Space Commencement Date, the work and materials to be provided pursuant to this Exhibit shall be deemed to have been substantially complete on the date that Landlord determines in its reasonable judgment that such work and materials would have been substantially complete if such delay(s) had not occurred.

         7. Possession. Tenant's taking of possession of the Lower Level Expansion Space shall constitute Tenant's acknowledgment that the Lower Level Expansion Space is in good condition and that all work and materials are satisfactory, except as to punch list items described in Section 6(a) above. Tenant and its agents shall have no right to make any alteration in the Lower Level Expansion Space until Tenant submits such written notice. Landlord will correct and complete those defects and incomplete items described in such notice which Landlord confirms, in its reasonable judgment, are in fact defects or incomplete items. At Landlord's request, Tenant shall accompany Landlord to prepare the punch list on or before the date Tenant takes possession of the Lower Level Expansion Space.

                                   EXHIBIT C

                                   SCHEDULE I

                         LOWER LEVEL TENANT IMPROVEMENTS


I. TENANT FITUP (CAPITAL COSTS)

         A.       Demolition

                  1. Demolish all unwanted non-bearing interior partition walls pursuant to Tenant's plans.

                  2. Remove existing wallhung fixtures, paneling or finishes as required to provide surface suitable for new finish.

                  3. Modify the existing HVAC system if required pursuant to Tenant's plans (as approved by Landlord).

         B. HVAC

                  1. Place base HVAC in good working order, including new belts, Freon, oil and parts as required (at Landlord's sole cost and expense).

                  2. Rework the existing HVAC distribution system and add to it based on the Tenant's floor plan (including registers and grills) utilizing the existing HVAC unit.

                  3. Modify the existing HVAC system if required pursuant to Tenant's plans (as approved by Landlord).

         C.       Plumbing

                  1. Installation of additional new sprinkler heads per code based on Tenant's plans.

         D.       Electrical

                  1. Installation of 20 new 2 x 4 fluorescent lay-in light fixtures with parabolic lens based on 1 per 100 square feet +/-.


                  2. Installation of track or specialty lighting, if any, per Tenant's plans.

                  3. Installation of the emergency and exit lighting based on Tenant's plans.

                  4.       [Intentionally Omitted.]

                  5. Installation of 110-volt wall duplex outlets per Tenant's specifc plans and requirements.

         E.       Interior Fit Out

                  1. Patch and repair existing walls, suitable for new finishes.

                  2.       Installation of new wall paint finishes.

                  3. Installation of new floor finishes (including all flash patching).

                  4. Installation of interior partitions to either the deck or the underside of ceiling, including drywall, taped, spackled and ready for finish based on Tenant's plans.

                  5. Installation of single interior door frame and hardware in new partition walls based on Tenant's plans.

                  6. Installation of specialty ceiling system, if any, based on Tenant's plans.

                  7. Replace damaged acoustical ceiling tiles and metal grid.

II. SIGNAGE

                  1. Installation of new lobby directory sign panel pursuant to Landlord's sole and absolute discretion.

III. A&E

                  1. Provide architectural/engineering documents for the Lower Level Tenant Improvements.

                  2. Provide design development drawings, including all details, sufficient for Landlord to prepare construction documents.

                  3. Secure required permits, including payments of all fees, as required by applicable jurisdictions and codes for the Lower Level Tenant Improvements